                             PARTICIPATION AGREEMENT

                                      AMONG

                    EQUITRUST VARIABLE INSURANCE SERIES FUND,

                 EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC.,

                                       AND

                            MODERN WOODMEN OF AMERICA



     THIS AGREEMENT, made and entered into as of this 11th day of December, 2001 by and among Modern Woodmen of America (hereinafter, the "Society"), a fraternal benefit society, on its own behalf and on behalf of each segregated asset account of the Society set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and the undersigned fund, a business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Fund") and EquiTrust Investment Management Services, Inc. (hereinafter the "Underwriter"), a Delaware corporation.

     WHEREAS, the Fund engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable universal life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T) (b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated insurers (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, EquiTrust Investment Management Services, Inc. (hereinafter referred to as the "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     WHEREAS, the Society has registered or will register certain variable life insurance or variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act, and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Society, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

     WHEREAS, the Society has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Society intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Society, the Fund and the Underwriter agree as follows:

ARTICLE I. SALE OF FUND SHARES

     1.1 The Underwriter agrees to sell to the Society those shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.

     1.2 The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by the Society and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

     1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Designated Portfolios will be sold to the general public. The Fund and the Underwriter will not sell Fund shares to any insurer or separate account unless an agreement containing provisions substantially the same as Articles I, III and VII of this Agreement is in effect to govern such sales.

     1.4 The Fund agrees to redeem, on the Society's request, any full or fractional shares of the Designated Portfolios held by the Society, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any sales thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.

     1.5 For purposes of Sections 1.1 and 1.4, the Society shall be the designee of the Fund for receipt of purchase and redemption orders from the Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Society receives the order by 3:00 p.m. central time and the Fund receives notice of such order by 9:30 a.m. central time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.6 The Society agrees to purchase and redeem the shares of each Designated Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.

     1.7 The Society shall pay for Fund shares one Business Day after receipt of an order to purchase Fund shares is made in accordance with the provisions of
Section 1.5 hereof. Payment shall be in federal funds transmitted by wire by 3:00 p.m. central time. If payment in Federal Funds for any purchase is not received or is received by the Fund after 3:00 p.m. central time on such Business Day, the Society shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Society and shall become the responsibility of the Fund.

     1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Society or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Society of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares. The Society hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Portfolio shares in additional shares of that Portfolio. The Society reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Society of the number of shares so issued as payment of such dividends and distributions.

     1.10 The Fund shall make the net asset value per share for each Designated Portfolio available to the Society on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 5:30 p.m. central time) and shall use its best efforts to make such net asset value per share available by 6:00 p.m. central time. If the net asset value is materially incorrect through no fault of the Society, the Society on behalf of each Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value in accordance with Fund procedures. Any material error in the net asset value shall be reported to the Society promptly upon discovery. Any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at Society's expense.

     1.11 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

     2.1 The Society represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Society further represents and warrants that it is an insurer duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Illinois insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Iowa and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration

Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

     2.3 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund will undertake to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

     2.4 The Fund makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the state of Iowa to the extent required to perform this Agreement.

     2.5 The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

     2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Iowa and any applicable state and federal securities laws.

     2.7 The Underwriter represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Iowa and any applicable state and federal securities laws.

     2.8 The Fund and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.9 The Society represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Society dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $2.5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Society agrees that any amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held by the Society for the benefit of the Fund if, and when, applicable. The Society agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies. The Society agrees to exercise its best efforts to ensure that other individuals/entities not employed or controlled by the Society and dealing with the money and/or securities of the Fund maintain a similar bond or coverage in a reasonable amount.

ARTICLE III. PROSPECTUSES. STATEMENTS OF ADDITIONAL INFORMATION. AND PROXY
STATEMENTS: VOTING

     3.1 The Underwriter shall provide the Society (at the Society's expense) with as many copies of the Fund's current prospectus (describing only the Designated Portfolios listed on Schedule A) as the Society may reasonably request. If requested by the Society in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type or on a diskette, at the Fund's expense) and other assistance as is reasonably necessary in order for the Society (at the Society's expense) once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing to be at the Society's expense).

     3.2 The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available from the Society (or, in the Fund's discretion, from the Fund), and the Underwriter (or the Fund), at its expense, shall print, or otherwise reproduce, and provide a copy of such SAI free of charge to the Society for itself and for any owner of a Contract who requests such SAI.

     3.3 The Fund, at its expense, shall provide the Society with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Society shall reasonably require for distributing to Contract owners in the Fund. The Underwriter (at the Society's expense) shall provide the Society with copies of the Fund's annual and semi-annual reports to shareholders in such quantity as the Society shall reasonably request for use in connection with offering the Variable Contracts issued by the Society. If requested by the Society in lieu thereof, the Underwriter shall provide such documentation (which may include a final copy of the Fund's annual and semi-annual reports as set in type or on diskette) and other assistance as is reasonably necessary in order for the Society (at the Society's expense) to print such shareholder communications for distribution to Contract owners.

     3.4 The Society shall:

          (i)    solicit voting instructions from Contract owners;

          (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

          (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Designated Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable contract owners or to the extent otherwise required by law. The Society reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.5 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt.

     3.6 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.


ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1 The Society shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Society develops or uses and in which the Fund (or a Portfolio thereof) or the Adviser or the Underwriter is named, at least ten calendar days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten calendar days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object.

     4.2 The Society shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

     4.3 The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Society, each piece of sales literature or other promotional material in which the Society, and/or its Account, is named at least ten calendar days prior to its use. No such material shall be used if the Society reasonably objects to such use within ten calendar days after receipt of such material. The Society reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Society so objects.

     4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Society or concerning the Society, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Society for distribution to Contract owners, or in sales literature or other promotional material approved by the Society or its designee, except with the permission of the Society.

     4.5 The Fund will provide to the Society at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

     4.6 The Society will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

     4.7 For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Funds.


ARTICLE V. FEES AND EXPENSES

     5.1 The Fund and the Underwriter shall pay no fee or other compensation to the Society under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Society or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

     5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except as otherwise provided herein. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance of the Fund's shares.

     5.3 The Society shall bear the expenses of printing the Fund's prospectus (in accordance with 3.1) and of distributing the Fund's prospectus, proxy materials, and reports to Contract owners and prospective Contract owners.

ARTICLE VI. DIVERSIFICATION AND QUALIFICATION

     6.1 The Fund will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts, whichever is appropriate, under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio of the Fund will comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this
Article VI by the Fund, it will take all reasonable steps (a) to notify the Society of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817.5.

     6.2 The Fund represents that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Society immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     6.3 The Society represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment contracts, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Society agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in
Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. POTENTIAL CONFLICTS.

     7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Society if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. The Society will report any potential or existing conflicts of which it is aware to the Board. The Society will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Society to inform the Board whenever Contract owner voting instructions are disregarded.

     7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Society and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

     7.4 If a material irreconcilable conflict arises because of a decision by the Society to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Society may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Society for the purchase (and redemption) of shares of the Fund.

     7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Society conflicts with the majority of other state regulators, then the Society will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Society in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Society for the purchase (and redemption) of shares of the Fund.

     7.6 For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Society shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Society will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Society in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.7 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII. INDEMNIFICATION

     8.1 INDEMNIFICATION BY THE SOCIETY

     8.1(a). The Society agrees to indemnify and hold harmless the Fund and the Underwriter and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Society) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, or statement of additional information ("SAI") for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Society by or on behalf of the Fund for use in the Registration Statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Society or persons under its control) or wrongful conduct of the Society or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Society; or

     (iv) arise as a result of any material failure by the Society to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Society in this Agreement or arise out of or result from any other material breach of this Agreement by the Society, as limited by and in accordance with the provisions of Sections 8.1 (b) and 8.1
(c) hereof.

     8.1(b). The Society shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

     8.1(c). The Society shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Society in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Society of any such claim shall not relieve the Society from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Society shall be entitled to participate, at its own expense, in the defense of such action. The Society also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Society to such party of the Society's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Society will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify the Society of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

     8.2  INDEMNIFICATION BY THE UNDERWRITER

     8.2(a). The Underwriter agrees to indemnify and hold harmless the Society and each of it directors and officers and each person, if any, who controls the Society within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts; and

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Society for use in the Registration Statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Society by or on behalf of the Fund; or

     (iv) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Society or the Account, whichever is applicable.

     8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). The Society agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.3 INDEMNIFICATION BY THE FUND

     8.3(a). The Fund agrees to indemnify and hold harmless the Society and each of its directors and officers and each person, if any, who controls the Society within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

     (i) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 83(b) and 8.3(c) hereof.

     8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Society, the Fund, the Underwriter or the Account, whichever is applicable.

     8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). The Society and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. APPLICABLE LAW

     9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Iowa.

     9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

     10.1 This Agreement shall continue in full force and effect until the first to occur of

           (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months' advance written notice delivered to the other parties; or

           (b) termination by the Society by written notice to the Fund and the Underwriter with respect to any Designated Portfolio based upon the Society's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Designated Portfolio not reasonably available; or

           (c) termination by the Society by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Society; or

           (d) termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Society by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Society's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Society to perform its obligations under this Agreement; or

           (e) termination by the Society in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Society determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

           (f) termination by the Society by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Society under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in
                Article VI hereof, or if the Society reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

           (g) termination by the Fund or Underwriter by written notice to the Society in the event that the Contracts fail to meet the qualifications specified in Section 6.3 hereof; or if the Fund or Underwriter reasonably believes that such Contracts may fail to so qualify; or

           (h) termination by either the Fund or the Underwriter by written notice to the Society, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Society has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

           (i) termination by the Society by written notice to the Fund and the Underwriter, if the Society shall determine, in its sole judgment exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     10.2 EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Society, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any termination under Section 10.1(g) of this Agreement.

     10.3 The Society shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Society's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Society will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Society (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

Furthermore, except in cases where permitted under the terms of the Contracts, the Society shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

     10.4 Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                   If to the Fund:

                            EquiTrust Variable Insurance Series Fund
                            Attn: Denny Marker
                            5400 University Avenue
                            West Des Moines, IA 50266

                  If to the Society:

                           Modern Woodmen of America
                           Attn: Clyde C. Schoeck
                           1701 1st Avenue
                           Rock Island, IL  61201

                   If to Underwriter:

                           EquiTrust Investment Management Services, Inc.
                           Attn: Denny Marker
                           5400 University Avenue
                           West Des Moines, IA 50266

ARTICLE XII. MISCELLANEOUS

     12.1 All references herein to the Adviser relate solely to the Adviser of such individual Fund, as appropriate. All persons dealing with a Fund must look solely to the property of such Fund, and in the case of a series company, the respective Designated Portfolio listed on Schedule A hereto as though such Designated Portfolio had separately contracted with the Society and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

     12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

     12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Iowa Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Society are being conducted in a manner consistent with Iowa variable annuity laws and regulations and any other applicable law or regulations.

     12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.9 The Society shall furnish or cause to be furnished, to the Fund or its designee copies of the following reports:

     (a) the Society's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year.

     (b) the Society's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period.

                                   SCHEDULE A


NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED BY BOARD OF DIRECTORS

Modern Woodmen of America Variable Annuity Account 3/30/01
Modern Woodmen of America Variable Account 3/30/01

CONTRACTS FUNDED BY SEPARATE ACCOUNT

Individual Flexible Premium Deferred Variable Annuity Contract
Flexible Premium Deferred Variable Life Contract

DESIGNATED PORTFOLIOS

Blue Chip Portfolio
High Grade Bond Portfolio
High Yield Bond Portfolio
Managed Portfolio
Money Market Portfolio
Value Growth Portfolio

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

SOCIETY:                    Modern Woodmen of America
                            By its authorized officer

                            By:    /s/ Clyde C. Schoeck
                               -----------------------------------------------

                            Title: President
                                  --------------------------------------------

                            Date:  November 28, 2001
                                 ---------------------------------------------


FUND:                       EquiTrust Variable Insurance Series Fund
                            By its authorized officer

                            By:    /s/ Dennis M. Marker
                               -----------------------------------------------

                            Title: Vice President - Investment Administration
                                   -------------------------------------------

                            Date:  December 11, 2001
                                 ---------------------------------------------



UNDERWRITER:                EquiTrust Investment Management Services, Inc.
                            By its authorized officer

                            By:    /s/ Dennis M. Marker
                                 ---------------------------------------------

                            Title: President
                                 ---------------------------------------------

                            Date:  December 11, 2001
                                 ---------------------------------------------

January 19, 2002

Mr. Clyde C. Schoeck
Modern Woodmen of America
1701  1st Avenue
Rock Island, IL  61201

Dear Mr. Schoeck:

This letter sets forth the agreement between Modern Woodmen of America (the "Society") and EquiTrust Investment Management Services, Inc. ("EquiTrust") concerning certain administrative services.

1. ADMINISTRATIVE SERVICES AND EXPENSES. Administrative services for the Society's Separate Accounts (the "Accounts") which invest in the EquiTrust Variable Insurance Series Fund, Inc. (the "Fund") pursuant to the Participation Agreement among the Society and the Fund, dated December 11, 2001 (the "Participation Agreement"), and for purchasers of variable annuity and variable life insurance contracts (the "Contracts") issued through the Accounts, are the responsibility of the Society. Certain administrative services for the Fund in which the Accounts invest, and shareholder services for purchasers of shares of the Fund, are the responsibility of EquiTrust.

     EquiTrust recognizes the Society as the sole shareholder of record of shares of Portfolios offered by the Fund (the "Portfolios") purchased under the Participation Agreement on behalf of the Accounts. EquiTrust further recognizes that it will derive a substantial savings in administrative and shareholder servicing expenses by virtue of having the Society as the shareholder of record of shares of the Fund purchased under the Participation Agreement, rather than multiple shareholders having record ownership of such shares. The administrative and shareholder servicing expenses for which EquiTrust will derive such savings are set forth in Schedule A to this letter agreement.

2. EXPENSE PAYMENTS. (a) In consideration of the anticipated administrative and shareholder servicing expense savings resulting from the Society's services set forth above, EquiTrust agrees to pay the Society a fee (the "Fee"), computed daily and paid monthly in arrears, equal to the following percent of daily net asset value of the shares of the Portfolios held in the subaccounts of the Accounts.

          Value Growth Portfolio                      0.10%
          High Grade Bond Portfolio                   0.10%
          High Yield Bond Portfolio                   0.10%
          Managed Portfolio                           0.10%
          Blue Chip Portfolio                         0.10%
          Money Market Portfolio                      0.10%

     (b) As soon as practicable after the end of each month, EquiTrust will calculate Society's fee for the preceding month as stated in this Paragraph 2 and pay such fee to the Society. For purposes of this Paragraph 2, the average daily net asset value of the shares of the Fund will be based on the net asset values reported by such Fund to the Society.

3. NATURE OF PAYMENTS. The parties to this letter agreement recognize and agree that EquiTrust's payments to the Society relate to administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of shares of the Fund, and that these payments are not otherwise related to investment advisory or distribution services or expenses. The amount of administrative and shareholder servicing expense payments made by EquiTrust to the Society pursuant to Paragraph 2 of this letter agreement will not be deemed to be conclusive with respect to actual administrative and shareholder servicing expenses or savings of EquiTrust.

4. REPRESENTATIONS. The Society represents and warrants that in performing the services and receiving the compensation described in this letter agreement it will comply with all applicable laws, rules and regulations.

5. TERM. This letter agreement will remain in full force and effect for so long as any assets of the Fund are attributable to amounts invested by the Society under the Participation Agreement, unless terminated in accordance with Paragraph 6 of this letter agreement. Fees will continue to be due and payable with respect to the shares attributable to existing Contracts for only so long as such payments comply with applicable laws, rules and regulations.

6. TERMINATION. This letter agreement will be terminated upon mutual agreement of the parties hereto in writing.

7. AMENDMENT. This letter agreement may be amended only upon mutual agreement of the parties hereto in writing.

8. COUNTERPARTS. This letter may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

9. SUCCESSORS AND ASSIGNS. This letter agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

If this letter agreement is consistent with your understanding of the matters we discussed concerning administrative and shareholder servicing expenses, please sign below and return a signed copy to us.

Very truly yours,

EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC.

By: /s/  Dennis M. Marker
   ----------------------------------------
         Dennis M. Marker
         President


Acknowledged and Agreed:

MODERN WOODMEN OF AMERICA


By: /s/  Clyde C. Schoeck
   ----------------------------------------
         Clyde C. Schoeck
         President


Attachment:   Schedule A

                                   SCHEDULE A

MAINTENANCE OF BOOKS AND RECORDS

-    Record issuance of shares
-    Record transfers (via net purchase orders)
- Reconciliation and balancing of the separate account at the fund level in the general ledger, at various banks and within systems interface

COMMUNICATION WITH THE FUND
-    Purchase Orders
     -    Determination of net amount available for investment by the Fund
     - Deposit of receipts at the Fund's custodian (generally by wire transfer)
     - Notification of the custodian of the estimated amount required to pay dividend or distribution
-    Redemption Orders
     -    Determination of net amount required for redemptions by the Fund
     - Notification of the custodian and Fund of cash required to meet payments
     -    Cost of share redemption
-    Daily Pricing

PROCESSING DISTRIBUTIONS FROM THE FUND
-    Process ordinary dividends and capital gains
-    Reinvest the Fund's distributions

REPORT
-    Periodic information reporting to the Fund

FUND-RELATED CONTRACTOWNER SERVICES
- Telephone support for Contractowners with respect to the Fund inquiries (not including information about performance or related to sales)
-    Communications to Contractowners regarding Fund and subaccount performance

OTHER ADMINISTRATIVE SUPPORT
- Providing other administrative support for the Fund as mutually agreed between the Society and the Fund or EquiTrust
- Relieving the Fund of other usual or incidental administrative services provided to individual Contractowners as mutually agreed between the Society and the Fund or EquiTrust